Exhibit 10.1.az

AGL RESOURCES INC.
EXCESS BENEFIT PLAN

Amended and Restated
Effective January 1, 2009

AGL RESOURCES INC.
EXCESS BENEFIT PLAN

Effective as of the 1st day of January 2009, AGL Resources Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Controlling Company”), hereby amends and restates the AGL Resources Inc. Excess Benefit Plan (the “Plan”).

PURPOSE

A.           Goal.  The Controlling Company desires to provide its designated key management and highly compensated employees (and those of its affiliated companies that participate in the Plan) with retirement benefits in excess of the limits permitted under the Pension Plan.

B.           History.  The Plan was originally adopted effective as of March 26, 1984, and was amended on January 8, 1996, and March 17, 1999.  Effective January 1, 2009, the Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Plan as previously in effect.

C.           Purpose.  The purpose of the Plan document is to set forth the terms and conditions pursuant to which benefits are accrued and to describe the nature and extent of the employees’ rights to the accrued benefits.

D.           Type of Plan.  The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.  It is intended that this Plan comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

STATEMENT OF AGREEMENT

To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions of the Plan as follows:

TABLE OF CONTENTS
                                                            Page

ARTICLE I DEFINITIONS
1.1          Accrued Benefit                                                              1
1.2          Administrative Committee                                                         1
1.3          Affiliate                                                                                             1
1.4          Benefit Payment Date                                                                                     1
1.5          Effective Date                                                                                           1
1.6          Eligible Employee                                                                                 1
1.7          Key Employee                                                                                           1
1.8          Life Annuity with Ten Years Certain                                                                            2
1.9          Participant                                                                                         2
1.10           Participating Company                                                                                 2
1.11           Pension Plan                                                                                          2
1.12           Pension Plan Benefit                                                                                    2
1.13           Plan                                                                                         2
1.14           Plan Year                                                                                        2
1.15           Separate from Service or Separation from Service                                                               2
    (a)         Leaves of Absence                                                                               2
    (b)         Status Change                                                                                       3
    (c)         Termination of Employment                                                                         3
1.16           Trust or Trust Agreement                                                                            3
1.17           Trustee                                                                                            3
1.18           Trust Fund                                                                                      3

ARTICLE II ELIGIBILITY 4
2.1          Eligibility                                                                                       4
    (a)         Participation Upon Effective Date                                                                      4
    (b)         Participation After Effective Date                                                                      4
2.2          Procedures for Admissions                                                                                   4
2.3          Cessation of Eligibility                                                                               4
    (a)         Cessation of Eligible Status                                                                        4
    (b)         Inactive Participant Status                                                                          4
2.4          Disability                                                                                       5

ARTICLE III ACCRUED BENEFITS 6
3.1          Determination of Accrued Benefits                                                                              6
3.2          Time of Calculation of Accrued Benefits                                                                     6
3.3          Nonduplication of Benefits                                                                            6

ARTICLE IV VESTING 7
4.1          Time of Vesting                                                                                   7
(a)         Time of Vesting                                                                                    7
(b)         Forfeiture Prior to Vesting                                                                          7
4.2          Combined Vested Benefits Are Nonforfeitable                                                                  7

ARTICLE V PAYMENT OF VESTED ACCRUED BENEFITS 8
5.1          General                                                                                              8
5.2          Normal Retirement Benefit                                                                             8
5.3          Early or Delayed Commencement of Benefit                                                                   8
(a)         Early Payment                                                                                8
(b)         Delayed Payment                                                                                  8
5.4          Payment of Benefits (other than Death Benefits)                                                                       8
(a)         Timing of Distribution of Accrued Benefit                                                   8
(b)         Forms of Payment                                                                                 9
(c)         Cash-Out Payment of Benefit                                                                              9
(d)         Cash Payments                                                                                      9
(e)         Calculation of Benefit                                                                                   9
5.5          Offset for Obligations to the Controlling Company                                                                 10
5.6          Taxes                                                                                        10
(a)         Before Benefits Become Payable                                                                      10
(b)         After Benefits Become Payable                                                                        10
5.7          Errors and Omissions in Benefits                                                                        10
5.8          Payment Acceleration                                                                                   10

ARTICLE VI DEATH BENEFITS 12
6.1          Death Benefit Prior to Commencement                                                                       12
(a)         Timing and Amount                                                                            12
(b)         Form of Death Benefits                                                                          12
6.2          Death Benefit After Commencement                                                                          12
6.3          Forfeiture of Benefits At Death                                                                           12

ARTICLE VII CLAIMS 14
7.1          Rights                                                                                        14
7.2          Procedure                                                                                         14
7.3          Appeal                                                                                              14
7.4          Satisfaction of Claims                                                                                     15

ARTICLE VIII SOURCE OF FUNDS 16
8.1          Source of Funds                                                                                      16
(a)         Allocation Among Participating Companies                                                                    16
(b)         General Creditors                                                                                  16
8.2          Trust                                                                                          16
(a)         Establishment                                                                                16
(b)         Distributions                                                                                  16
(c)         Status of the Trust                                                                                16
8.3          Funding Prohibited Under Certain Circumstances                                                                     17

ARTICLE IX ADMINISTRATION 18
9.1          Action                                                                                               18
9.2          Rights and Duties of the Administrative Committee                                                                 18
9.3          Compensation, Indemnity and Liability                                                                       18

ARTICLE X AMENDMENT AND TERMINATION 20
10.1           Amendments                                                                                        20
10.2           Termination or Freezing of Plan                                                                        20
(a)         Freezing                                                                                         20
(b)         Termination                                                                                  20

ARTICLE XI MISCELLANEOUS 21
11.1           Taxation                                                                                         21
11.2           No Employment Contract                                                                                   21
11.3           Headings                                                                                       21
11.4           Gender and Number                                                                                    21
11.5           Assignment of Benefits                                                                             21
11.6           Legally Incompetent                                                                                   21
11.7           Governing Law                                                                                    22

ARTICLE I

DEFINITIONS

For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Pension Plan.

1.1 Accrued Benefit

 shall mean a monthly benefit (i) which a Participant has earned under the Plan as of any date of reference, and (ii) which is more fully determined under Article III.  To the extent a Participant’s Accrued Benefit is paid or expressed as an annual benefit, such annual benefit payment shall be 12 times the Participant’s monthly benefit.

1.2 Administrative Committee

 shall mean the Administrative Committee of the AGL Resources Inc. Retirement Plan, or any other committee comprised of individuals appointed by the Board to administer the Plan, all as provided in Article IX.  Individuals who are management level Employees and/or Participants may serve as members of the Administrative Committee.

1.3 Affiliate

 shall mean the Controlling Company and any other entity that is required to be aggregated with the Controlling Company under Code Sections 414(b) or (c).  Notwithstanding the foregoing, for purposes of determining whether a Separation from Service has occurred, the term “Affiliate” shall include the Controlling Company and all entities that would be treated as a single employer with the Controlling Company under Code Sections 414(b) or (c), but substituting “at least 50 percent” instead of “at least 80 percent” each place it appears in applying such rules.

1.4 Benefit Payment Date

 shall mean, with respect to a Participant, Beneficiary, Surviving Spouse or Joint Annuitant, (i) the first day of the first period for which payment of a benefit under the Plan is scheduled to commence, in the case of a benefit payable in the form of an annuity or installments, or (ii) the date of payment for the benefit, in the case of a benefit payable in a single lump sum.

1.5 Effective Date

 of this restatement shall mean January 1, 2009.  The Plan was originally effective as of March 26, 1984.

1.6 Eligible Employee

 shall mean an Employee of a Participating Company who is a member of a select group of highly compensated or key management Employees of such Participating Company and who is a participant in the Pension Plan.

1.7 Key Employee

 shall mean a Participant who meets the requirements to be considered a “specified employee” as defined in Code Section 409A as of: (i) for a Participant who Separates from Service on or after the first day of a calendar year and before April 1 of such calendar year, the December 31 of the second calendar year preceding the calendar year in which such Participant Separates from Service; or (ii) for any other Participant, the preceding December 31.  For purposes of identifying Key Employees, the Participant’s compensation shall mean all of the items listed in Treasury Regulations Section 1.415(c)-2(b), excluding all of the items listed in Treasury Regulations Section 1.415(c)-2(c).

1.8 Life Annuity with Ten Years Certain

 shall mean a monthly benefit which shall be payable during the lifetime of the Participant and shall, if the Participant dies within 10 years of his Benefit Payment Date, continue to be paid to his Beneficiary for the balance of such 10-year period; provided, in the event of the death of the Beneficiary prior to the expiration of the 10 year period, any remaining payments shall be made to the estate of the Participant or the Beneficiary, whoever is last to survive.

1.9 Participant

 shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

1.10 Participating Company

 shall mean, as of the Effective Date, the Controlling Company and all Affiliates that employ or employed an Employee who is a Participant in the Plan.

1.11 Pension Plan

 shall mean the AGL Resources Inc. Retirement Plan, a defined benefit plan qualified under Code Section 401(a), as such plan may be amended from time to time.

1.12 Pension Plan Benefit

 shall mean a Participant’s accrued benefit under the Pension Plan (including any benefits already paid or in pay status).

1.13 Plan

 shall mean the AGL Resources Inc. Excess Benefit Plan, as contained herein and all amendments hereto.  For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

1.14 Plan Year

 shall mean the 12-consecutive-month period ending on December 31 of each year.

1.15 Separate from Service or Separation from Service

 shall mean that a Participant Separates from Service as defined in Code Section 409A and guidance issued thereunder with the Company and its Affiliates.  Generally, a Participant Separates from Service if the Participant dies, retires, or otherwise has a termination of employment with all Affiliates, determined in accordance with the following:

(a) Leaves of Absence

.  The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or, if longer, so long as the Participant retains a right to reemployment with an Affiliate under an applicable statute or by contract.  A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for an Affiliate.  If the period of leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.  Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence shall be substituted for such six-month period.

(b) Status Change

.  Generally, if a Participant performs services both as an employee and an independent contractor, such Participant must Separate from Service both as an employee, and as an independent contractor pursuant to standards set forth in Treasury Regulations, to be treated as having a Separation from Service.  However, if a Participant provides services to Affiliates as an employee and as a member of a Board of Directors, the services provided as a director are not taken into account in determining whether the Participant has a Separation from Service as an employee for purposes of this Plan.

(c) Termination of Employment

.  Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Affiliates and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 30 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to all Affiliates if the Participant has been providing services to all Affiliates less than 36 months).  Facts and circumstances to be considered in making this determination include, but are not limited to, whether the Participant continues to be treated as an employee for other purposes (such as continuation of salary and participation in employee benefit programs), whether similarly situated service providers have been treated consistently, and whether the Participant is permitted, and realistically available, to perform services for other service recipients in the same line of business.  For periods during which a Participant is on a paid bona fide leave of absence and has not otherwise terminated employment as described in paragraph (a) above, for purposes of this paragraph the Participant is treated as providing bona fide services at a level equal to the level of services that the Participant would have been required to perform to receive the compensation paid with respect to such leave of absence.  Periods during which a Participant is on an unpaid bona fide leave of absence and has not otherwise terminated employment are disregarded for purposes of this paragraph (including for purposes of determining the applicable 36-month (or shorter) period).

1.16 Trust or Trust Agreement

 shall mean the separate agreement or agreements between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto, if any.

1.17 Trustee

 shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.

1.18 Trust Fund

 shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

ARTICLE II

ELIGIBILITY

2.1 Eligibility

.

(a) Participation Upon Effective Date

.  Each individual who is a Participant on the day immediately preceding the Effective Date shall continue as a Participant in the Plan in accordance with the terms of the Plan.

(b) Participation After Effective Date

.  An Eligible Employee shall become a Participant in the Plan, if and when:

(1) his compensation exceeds the limitations under Code Section 401(a)(17) on compensation that may be taken into account under the Pension Plan, and/or

(2) his Pension Plan Benefit exceeds the maximum limitations set forth under Code Section 415 under the Pension Plan.

2.2 Procedures for Admissions

.

The Administrative Committee may require a Participant to complete such forms and provide such data in a timely manner, as the Administrative Committee may determine it is sole discretion.  Such forms and data may include, without limitation, the Eligible Employee’s acceptance of the terms and conditions of the Plan.

2.3 Cessation of Eligibility

.

(a) Cessation of Eligible Status

.  Except as provided in Section 2.4 or unless the Controlling Company specifies otherwise, an Employee shall cease active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee, in which case he shall not accrue any additional benefit under the Plan.

(b) Inactive Participant Status

.  Even if his active participation in the Plan ends:

(1) An Employee who has a vested benefit shall remain an inactive Participant in the Plan until the earlier of (A) the date the Participant receives the full amount of his vested Accrued Benefit from the Plan (or forfeits such amount), or (B) the date he again becomes an Eligible Employee and recommences active participation in the Plan.

(2) A Participant who has no vested benefit under the Plan but who remains employed by an Affiliate shall remain an inactive Participant in the Plan until the date he ceases to be employed by all Affiliates at a time when he has no vested benefit under the Plan.  If he remains employed by an Affiliate until his benefit under the Plan vests, the status of his inactive participation shall be determined under subsection (1) hereof.

(3) An Employee who has no vested benefit under the Plan and who ceases to be employed by all Affiliates shall cease to be a Participant upon such cessation of employment.

2.4 Disability

.

If a Participant becomes Disabled and he is eligible to continue to receive benefit accruals under the terms of the Pension Plan, he shall continue to be treated as an active Participant under the Plan to the limited extent provided in Section 3.2.

ARTICLE III

ACCRUED BENEFITS

3.1 Determination of Accrued Benefits

.

A Participant’s Accrued Benefit as of any date of determination shall be a monthly benefit expressed as a Life Annuity that is equal to:

(a)           The monthly benefit that would have been payable to the Participant under the Pension Plan in the form of a Life Annuity if his benefit under the Pension Plan were calculated without regard to the applicable limits under Code Sections 415 and 401(a)(17); minus

(b)           The Pension Plan Benefit expressed in the form of a Life Annuity.

3.2 Time of Calculation of Accrued Benefits

.

The amounts under subsection 3.1 and any adjustments under Section 5.3 shall be calculated at the time the Participant commences payment of benefits under this Plan, and shall not be recalculated therafter.  A Participant who becomes Disabled shall be eligible to accrue a Disability Benefit under the Plan during the period that he is Disabled and is deemed to remain an active participant in the Pension Plan, but only through the date of calculation of benefits hereunder.

3.3 Nonduplication of Benefits

.

If a Participant becomes reemployed as an employee of an Affiliate after his Benefit Payment Date, he shall continue to receive payment of his Accrued Benefits from the Plan, but, at least until he again Separates from Service, the amount of such payments shall not be increased by any benefits accrued following his Benefit Payment Date.  In calculating a Participant’s Accrued Benefit at any time after the Participant’s reemployment, his prior service and earnings shall be taken into account regardless of whether a prior payment of benefits to the Participant has been made under the Plan.  However, the Participant’s Accrued Benefit after returning to service shall be reduced by the Actuarial Equivalent of any Accrued Benefit that already became payable, so that the Participant shall not receive a duplication of benefits under the Plan.  Any additional benefits that accrue hereunder after the Participant’s original Benefit Payment Date shall be treated as a separate benefit under the Plan and shall be distributed in accordance with the terms of Article V.

ARTICLE IV

VESTING

4.1 Time of Vesting

.

(a) Time of Vesting

.  Subject to Section 4.2 below, a Participant’s Accrued Benefit under the Plan shall become vested and nonforfeitable on the date the Participant becomes entitled to a vested benefit under the Pension Plan.

(b) Forfeiture Prior to Vesting

.  For all periods prior to the date a Participant becomes vested as provided in Section 4.1, his benefit shall remain forfeitable.  Thus, if a Participant terminates employment with all Affiliates for any reason prior to becoming vested under the Plan, his benefit under the Plan shall be immediately forfeited; provided, if such Participant is reemployed by any Affiliate, such Participant’s benefit under the Plan shall be reinstated until such time as his Accrued Benefit becomes nonforfeitable or he again forfeits his benefit by terminating employment with all Affiliates prior to becoming vested.

4.2 Combined Vested Benefits Are Nonforfeitable

.

A Participant’s combined vested benefits under the Pension Plan and the Plan generally shall not decrease after the Participant’s benefits under the Plan become 100 percent vested; provided, the portion of the Participant’s vested benefits payable under the Plan may decrease over time due to increases in benefits under the Pension Plan.

ARTICLE V

PAYMENT OF VESTED ACCRUED BENEFITS

5.1 General

.

A Participant’s vested Accrued Benefit shall be payable to him in the amount, at the time and in the form determined in this Article V.  Notwithstanding anything in this Article to the contrary, (i) benefits that began to be paid before January 1, 2005, shall continue to be governed by the terms of the Plan in effect before January 1, 2009; and (ii) benefits that began to be paid on or after January 1, 2005, and before January 1, 2009, shall continue to be paid in accordance with their terms consistent with the provisions of the Plan as in effect before January 1, 2009, and in accordance with the transition rules under Code Section 409A.

5.2 Normal Retirement Benefit

.

If payment of a Participant’s vested Accrued Benefit, for a reason other than death, is to commence or be made as of his Normal Retirement Date, the amount of his benefit payment(s) shall be equal to his vested Accrued Benefit determined as of his Normal Retirement Date.

5.3 Early or Delayed Commencement of Benefit

.

(a) Early Payment

.  If payment of all or a portion of a Participant’s vested Accrued Benefit, for a reason other than death, is to commence or be made on a Benefit Payment Date that falls on or after his Early Retirement Date but before his Normal Retirement Date, the amount of his benefit payment(s) with respect to such Benefit Payment Date shall be equal to his vested Accrued Benefit determined under Section 3.1 as of his Normal Retirement Date, reduced for early commencement by reducing such Accrued Benefit in accordance with the early retirement reduction factors set forth in the Pension Plan, for each whole or partial month by which such Benefit Payment Date precedes his Normal Retirement Date.

(b) Delayed Payment

.  If payment of all or a portion of a Participant’s vested Accrued Benefit, for a reason other than death, is to commence or be made on a Benefit Payment Date that falls after his Normal Retirement Date, the amount of his benefit payment(s) with respect to such Benefit Payment Date shall be equal to his vested Accrued Benefit determined under Section 3.1 as of the date benefits are scheduled to commence.

5.4 Payment of Benefits (other than Death Benefits)

.

(a) Timing of Distribution of Accrued Benefit

.  A Participant’s Benefit Payment Date shall be the 30th day after the later of the date the Participant Separates from Service or the date the Participant reaches age 62.  Notwithstanding the foregoing, to the extent required by Code Section 409A, with respect to a Participant who is a Key Employee on the date he Separates from Service, no payment made on account of such Participant’s Separation from Service shall be made within 6 months after the date the Participant Separates from Service.  Any payments otherwise due during such 6-month period shall be accumulated and paid to the Employee on the first day of the seventh month after the date of the Participant’s Separation from Service.

(b) Forms of Payment

.

(1) Normal Form

.  If a Participant fails to timely elect a form of payment, his vested Accrued Benefit payable as of any Benefit Payment Date shall be paid in the form of a Life Annuity if the Participant does not have a Spouse on his Benefit Payment Date, or in the form of a Joint and 50% Survivor Annuity with his Spouse as Joint Annuitant if the Participant is married on his Benefit Payment Date.

(2) Optional Forms of Payments

.  A Participant may elect to have his vested Accrued Benefit paid in any of the following forms of payment:

(A) Life Annuity;

(B) Joint and Survivor Annuity (25%, 50%, 75% or 100%); or

(C) Life Annuity with Ten Years Certain.

(c) Cash-Out Payment of Benefit

.

(1) Discretionary Cash-Out.  If at any time the benefit payable hereunder with respect to a Participant has an Actuarial Equivalent single-sum value which is less than or equal to the applicable dollar amount under Code Section 402(g)(1)(B), the Administrative Committee may elect, in its sole discretion, to pay such benefit in an immediate single-sum payment.  For purposes of this provision, any deferrals of compensation under any other nonqualified deferred compensation plan maintained by a member of the Controlled Group that is not an “account balance plan” shall be considered as part of the Participant’s Accrued Benefit hereunder.  Any exercise of the Administrative Committee’s discretion pursuant to this subsection shall be evidenced in writing no later than the date of the distribution.

(2) Mandatory Cash-Out.  Notwithstanding anything in subsections (a) or (b) or a Participant’s election to the contrary, if a Participant’s total vested Accrued Benefit has an Actuarial Equivalent single-sum value less than $15,000 on the date of the Participant’s Separation from Service, such Participant’s Accrued Benefit shall be distributed in a single lump-sum payment 30 days after the date of the Participant’s Separation from Service.

(3) 6-Month Delay.  Notwithstanding the foregoing, to the extent required by Code Section 409A, with respect to a Participant who is a Key Employee on the date he Separates from Service, no payment under this subsection made on account of such Participant’s Separation from Service shall be made within 6 months after the date the Participant Separates from Service.

(d) Cash Payments

.  All benefit payments hereunder shall be made in cash.

(e) Calculation of Benefit

.  The amount of any benefit paid under the Plan shall be calculated in the same manner and using the same actuarial and other factors as apply under the Pension Plan for the form selected.

5.5 Offset for Obligations to the Controlling Company

.

Notwithstanding anything in the Plan to the contrary, if a Participant or beneficiary has any outstanding obligation to any Affiliate (whether or not such obligation is related to the Plan), the Administrative Committee may cause the Accrued Benefit of such Participant or beneficiary to be reduced and offset by, and to be applied to satisfy, the amount of such obligation; however, no such offset will apply to the extent that such offset would constitute an acceleration of the payment of benefits under the Plan, unless the following requirements are met: (i) the debt owed to the Affiliate was incurred in the ordinary course of the relationship between the Participant and the Affiliate, (ii) the entire amount of offset to which this sentence applies in a single taxable year does not exceed $5,000, and (iii) the offset must occur at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant or beneficiary.

5.6 Taxes

.

(a) Before Benefits Become Payable

.  If the whole or any part of any Participant’s or beneficiary’s benefit hereunder shall become subject to the FICA tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2), or any state, local or foreign tax obligations, which the Company shall be required to pay or withhold prior to the time the benefit becomes payable hereunder, the Company shall have the full power and authority to withhold and pay such tax, together with the related income taxes as permitted under Code Section 409A, out of any monies or other property that the Company holds for the account of the Participant or beneficiary whose interests hereunder are so affected (including, without limitation, by reducing and offsetting the Participant’s or beneficiary’s Accrued Benefit).

(b) After Benefits Become Payable

.  If the whole or any part of any Participant’s or beneficiary’s benefit hereunder shall become subject to any estate, inheritance, income, employment or other tax which the Participating Company shall be required to pay or withhold at a time when benefits are payable under the Plan, the Participating Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or beneficiary whose interests hereunder are so affected (including, without limitation, by reducing and offsetting the Participant’s or beneficiary’s Accrued Benefit, but excluding, except as provided in the preceding subsection, any Plan benefits that are not then payable).

5.7 Errors and Omissions in Benefits

.

If an error or omission is discovered in the computation of any benefit payable to a Participant or beneficiary, the Administrative Committee, in its sole discretion, may cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission, subject to the restrictions of Code Section 409A.

5.8 Payment Acceleration

.

Except as permitted under Code Section 409A, no payment scheduled to be made under this Article may be accelerated.

The Administrative Committee, in its sole discretion, may accelerate any payment scheduled to be made under this Article in accordance with Code Section 409A (for example, upon certain terminations of the Plan, qualified domestic relations orders, payment upon income inclusion under Code Section 409A, limited cashouts or to avoid certain conflicts of interest); provided, a Participant may not elect whether his scheduled payment will be accelerated pursuant to this sentence.

ARTICLE VI

DEATH BENEFITS

6.1 Death Benefit Prior to Commencement

.

(a) Timing and Amount

.  If a Participant who has become vested in his Accrued Benefit dies before his Benefit Payment Date, a death benefit shall be paid to his Surviving Spouse, if any.  The Benefit Payment Date for such death benefit shall be the 30th day after the date of the Participant’s death.  The amount of the death benefit that his Surviving Spouse is entitled to receive shall be the Actuarial Equivalent of:

(1) The monthly survivor benefit that would have been payable to the Surviving Spouse under the Pension Plan if the Participant’s benefit under the Pension Plan were calculated without regard to the applicable limits under Code Sections 415 and 401(a)(17); minus

(2) The monthly survivor benefit payable upon the Participant’s death before his Benefit Commencement Date under the terms of the Pension Plan.

The amounts under subsections (1) and (2) shall be calculated at the time the Surviving Spouse commences benefits under this Plan, and shall not be recalculated thereafter.  If the Participant reached his Benefit Commencement Date under the Pension Plan prior to his death, the amounts under subsections (1) and (2) shall be calculated under the terms of the Pension Plan as if the Surviving Spouse is entitled to such a preretirement survivor benefit under the Pension Plan (i.e., by assuming that benefits under the Pension Plan had not commenced).

(b) Form of Death Benefits

.  Subject to Section 5.4(c)(1), death benefits payable under this Section shall be paid to the Participant’s Surviving Spouse in the form of a Life Annuity.  Notwithstanding the foregoing, if the Surviving Spouse’s total benefit has an Actuarial Equivalent single-sum value less than $15,000 on the date of the Participant’s death, such benefit shall be distributed in a single lump-sum payment 30 days after the date of the Participant’s death.

6.2 Death Benefit After Commencement

.

If a Participant dies after commencing payment of his vested Accrued Benefit, the death benefit shall be the benefit (if any) payable in accordance with the form of benefit in effect under Section 5.4.

6.3 Forfeiture of Benefits At Death

.

At the Participant’s death, the value of any portion of the Participant’s vested Accrued Benefit not paid as a death benefit under this Article shall be forfeited.  Upon the death of a Participant’s Surviving Spouse or Joint Annuitant after the Participant’s death, the value of any portion of the Participant’s vested Accrued Benefit that otherwise would have been used to make continuing survivor annuity payments shall be forfeited.  If a Joint Annuitant to whom a survivor annuity is payable dies prior to the commencement of the survivor annuity, no survivor annuity payments shall be made.

ARTICLE VII

CLAIMS

7.1 Rights

.

If a Participant or beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits (collectively referred to herein as “claim” or “claims”), the claimant shall submit the claim in accordance with the procedures set forth in this Article.  All such claims must be submitted within the “applicable limitations period.”  The “applicable limitations period” shall be 2 years, beginning (i) in the case of any lump-sum payment, on the date on which the payment was made, (ii) in the case of a periodic payment, the date of the first in the series of payments, or (iii) for all other claims, on the date on which the action complained of occurred.  Additionally, upon denial of an appeal pursuant to Section 7.3 hereof, a Participant or beneficiary shall have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period shall be precluded.

7.2 Procedure

.

Claims for benefits under the Plan may be filed with the Administrative Committee on forms or in such other written documents as the Administrative Committee may prescribe.  The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period.  In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

7.3 Appeal

.

Any Participant or beneficiary who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim.  The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal.  The request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 7.2.  The Administrative Committee’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 60-day period, and such extension shall not exceed one additional 60-day period.  If unfavorable, the notice of the decision shall explain the reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision and state the claimant’s right to bring a civil action under ERISA Section 502(a).

7.4 Satisfaction of Claims

.

Any payment to a Participant or beneficiary, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and all Participating Companies, any of whom may require such Participant or beneficiary as a condition to such payment to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Participating Companies.  If receipt and release is required but the Participant or beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, such payment shall be forfeited.

ARTICLE VIII

SOURCE OF FUNDS

8.1 Source of Funds

.

(a) Allocation Among Participating Companies

.  The obligation to pay benefits hereunder shall be the obligation of the Participating Companies whose Employees are Participants entitled to benefits hereunder.  However, to the extent that funds placed in a Trust (as described in 8.2) and allocable to the benefits payable under the Plan are sufficient, the Trust assets may be used to pay benefits under the Plan.  If such Trust assets are not sufficient to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or beneficiary who is due such benefits shall look to such Participating Company to provide such benefits.  Notwithstanding the foregoing, the Controlling Company in its sole discretion shall have the authority to allocate the total liability to pay benefits under the Plan among the Participating Companies in such manner and amounts as it deems appropriate.

(b) General Creditors

.  Except to the extent provided from the Trust as described in this Article, each of the Controlling Company and Participating Companies shall provide the benefits described in the Plan and allocable to such entity pursuant to the terms of subsection (a) hereof from its general assets.  The Controlling Company’s and Participating Companies’ obligations to pay benefits under the Plan constitute mere promises of the Controlling Company and the Participating Companies to pay such benefits; and a Participant or beneficiary shall be and remain no more than an unsecured, general creditor of the Controlling Company and Participating Companies.

8.2 Trust

.

To the extent that the Controlling Company uses a Trust to fund benefits hereunder, the following provisions shall apply:

(a) Establishment

.  To the extent determined by the Controlling Company, the Participating Companies shall transfer to the Trustee the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement.

(b) Distributions

.  Pursuant to the Trust Agreement, the Trustee shall make payments to Plan Participants and beneficiaries in accordance with a payment schedule provided by a Participating Company.  The Participating Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Company.

(c) Status of the Trust

.  No Participant or beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Participating Companies other than as a general, unsecured creditor.  Accordingly, a Participating Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, beneficiaries or any creditor.

8.3 Funding Prohibited Under Certain Circumstances

.

Notwithstanding anything in this Article to the contrary, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).

ARTICLE IX

ADMINISTRATION

9.1 Action

.

Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action.  If a member of the committee is a Participant or beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan.  For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee’s proceedings and all records and documents pertaining to the administration of the Plan.  The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

9.2 Rights and Duties of the Administrative Committee

.

The Administrative Committee shall administer the Plan and shall have all the powers necessary to accomplish that purpose, including (but not limited to) the following:

(a)           To construe, interpret and administer the Plan;

(b)           To make determinations required by the Plan, and to maintain records regarding Participants’ and beneficiaries’ benefits hereunder;

(c)           To compute and certify to the Participating Companies the amount and kinds of benefits payable to Participants and beneficiaries, and to determine the time and manner in which such benefits are to be paid;

(d)           To authorize all disbursements by the Participating Companies pursuant to the Plan;

(e)           To maintain all the necessary records of the administration of the Plan;

(f)           To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

(g)           To have all powers elsewhere conferred upon it;

(h)           To appoint a Trustee hereunder (if applicable);

(i)           To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

(j)           To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

9.3 Compensation, Indemnity and Liability

.

The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder.  All expenses of the Administrative Committee shall be paid by the Participating Companies.  No member of the Administrative Committee shall be liable for any act or omission of any other member of the Administrative Committee, nor for any act or omission on his own part, except with regard to his own willful misconduct.  The Participating Companies shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the Administrative Committee, excepting only expenses and liabilities arising out of his own willful misconduct.

ARTICLE X

AMENDMENT AND TERMINATION

10.1 Amendments

.

The Board or the Administrative Committee shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time; provided, any amendment that may materially increase costs under the Plan or materially affect Participants’ benefits under the Plan must be approved by the Board.  Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company or a member of the Administrative Committee.  An amendment to the Plan may modify its terms in any respect whatsoever; provided, without the affected Participant’s written consent no amendment may decrease the level of benefits which a Participant or beneficiary would be entitled to receive under Article III, if he Separated from Service with all Affiliates on the later of (i) the date such amendment is adopted, or (ii) the date such amendment is effective.  All Participants and beneficiaries shall be bound by such amendment.

10.2 Termination or Freezing of Plan

.

(a) Freezing

.  The Controlling Company, through action of the Board, reserves the right to discontinue and freeze the Plan at any time, for any reason.

(b) Termination

.  The Controlling Company, through action of the Board, reserves the right to discontinue and terminate the Plan at any time, for any reason, subject to the restrictions provided under Code Section 409A.  If the Plan is terminated, such termination shall not have the effect of decreasing the level of benefits which a Participant would be entitled to receive under Article III, if he Separated from Service with all Affiliates on the later of (i) the date the resolution to terminate and discontinue the Plan is adopted, or (ii) the date the termination and discontinuance is effective.  If the Plan is terminated, each Participant shall become 100 percent vested in the Actuarial Equivalent of his Accrued Benefit determined as of the date of such termination.  Such termination shall be binding on all Participants and beneficiaries.

ARTICLE XI

MISCELLANEOUS

11.1 Taxation

.

It is the intention of the Controlling Company that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or beneficiaries until such benefits are paid by the Participating Companies, or the Trust, as the case may be, to such Participants or beneficiaries.  Without limiting the foregoing, it is intended that the Plan meet the requirements of Code Section 409A and the Administrative Committee shall use its reasonable best efforts to interpret and administer the Plan in accordance with such requirements.

11.2 No Employment Contract

.

Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by a Participating Company for any specific period of time.

11.3 Headings

.

The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof.  Any reference to a section shall refer to a section of the Plan unless specified otherwise.

11.4 Gender and Number

.

Use of any gender in the Plan shall be deemed to include both genders when appropriate, and use of the singular number shall be deemed to include the plural when appropriate, and vice versa in each instance.

11.5 Assignment of Benefits

.

The right of a Participant or beneficiary to receive payments under the Plan shall not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.  Notwithstanding the foregoing, upon receipt of a valid qualified domestic relations order (determined in accordance with the rules applicable to a tax-qualified retirement plan under Code Section 401(a)) requiring the distribution of all or a portion of a Participant’s Accrued Benefit to an alternate payee, the Administrative Committee shall cause the Participating Companies to pay a distribution to such alternate payee.

11.6 Legally Incompetent

.

The Administrative Committee, in its sole discretion, may direct that payment to be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of any Affiliate for the amount of such payment to the person on whose account such payment is made.

11.7 Governing Law

.

The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia.  If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the date written below.

AGL RESOURCES INC.

By:

Name:

Title:

December _______, 2008